PHI GROUP
Creating Enduring Value

AMENDMENT TO PROMISSORY NOTES

April 01, 2019

This Amendment to Promissory Notes dated July 01, 2019 is made by and between PHI Group, Inc., a corporation originally incorporated in the State of Nevada on June 08, 1982 and subsequently re-domiciled in the State of Wyoming on February 20, 2017, with principal business address at 5348 Vegas Drive # 237, Las Vegas, NV 89108, (hereinafter referred to as the "Company") and Luan Ngo, an individual, with principal residence address at 5094 Lindell Lane, Santa Ana, CA 92704, (hereinafter referred to as "Holder").

WHEREAS, as of April 01, 2019, the Company still owes Holder a total of $262,500 consisting of $100,000 from Promissory Note dated 06/09/2008; $100,000 from Promissory Note dated 07/08/2008; $50,000 from Promissory Note dated 7/30/2008 and $12,500 from Promissory Note dated 02/05/2010 plus $941,071.23 of the accrued and unpaid interest from these Promissory Notes between Holder and the Company;

Both Holder and the Company hereby agree that, the Holder of these Notes at his discretion, in lieu of repayment of the Notes and payment of the accrued and unpaid interest thereof in cash by the Company, is entitled to convert any one, any portions or all of these Notes, plus any accrued and unpaid interest thereof into shares of Common Stock of the Company, par value $0.001, at a conversion price equal to twenty-five percent (25%) discount to the ten-day average closing price of the Company's common stock on the OTCQB or OTC Markets immediately prior to such conversion request, as authorized by the Corporate Resolutions of the Company's Board of Directors dated March 12, 2012, June 6, 2012, and November 02, 2012, which have not been repealed or amended and are still in full force and effect.

This Amendment to Promissory Note is binding and effective immediately upon signing by Holder and by the Company.

Dated: April 01, 2019

Holder: Luan Ngo

Signature: [signature]
Name: Luan Ngo
Address: 5094 Lindell Lane
Santa Ana, CA 92704

PHI Group, Inc.
A Nevada corporation

By: [signature]
Henry D. Fahman
Chairman & CEO